Exhibit 10.14

Execution Copy

CLINICAL TRIAL SERVICES AGREEMENT AMENDMENT NO. 6 TO WORK STATEMENT NB-1

RADIUS HEALTH, INC., a Delaware corporation (“Radius”) and NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S, a Danish corporation (“NB”) that is a wholly-owned subsidiary of Nordic Bioscience Clinical Development A/S entered into the certain Clinical Trial Services Agreement (“Agreement”) and that certain Work Statement NB-1 under the Agreement as of March 29, 2011 (“Effective Date”), and entered into an Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5 to Work Statement NB-1 as of December 9, 2011, June 18, 2012, November 6, 2013, March 28, 2014 and May 19, 2014 respectively, (as amended, “Work Statement NB-1”).

Pursuant to Section 2.3, 2.11 and 11.7 of the Agreement, the parties wish to enter into this Amendment No. 6 to Work Statement NB-1 (“Amendment No. 6”) effective as of July 22, 2014 (“Amendment Date”). Capitalized terms used in this Amendment No. 6 and not defined herein are used with the meanings ascribed to them in the Agreement and Work Statement NB-1.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 6, the parties agree as follows:

1. Reconciliation of costs related to clinical sites, renal CT and QCT scans and Adjustment to Payment Schedule

(a) At Radius’ request, NB has previously initiated 4 additional non-CCBR sites in Brazil (2), United States (1) and Hong Kong (1) and discontinued 3 non-CCBR sites in Argentina (1), Brazil (1) and the US (1) in the clinical study that is the subject of Work Statement NB-1. In addition, Radius has previously requested NB to increase the number of renal CT scans to be obtained and analyzed and to obtain new QCT scans (collectively, “A6 Services”). Radius wishes to now provide for a reconciliation of payments to NB for these A6 Services under Work Statement NB-1.

(b)  The NB representations and warranties set forth in Sections 8.2, 8.3, 8.5 and 8.6(ii) of the Agreement shall apply to the personnel, including the Clinical Investigators, who perform the clinical study under the A6 Services. NB shall be responsible for securing the applicable representations and warranties from these clinical study sites and personnel, including Clinical Investigators.

(c)  The Study Assumptions table on the first page of Attachment A to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to reduce the total Number of Sites from 42 to 28 reflecting this Amendment No. 6 as well as the final number of sites, including deletion of sites in India that were not initiated by Radius. As amended, the Study Assumptions table will read as follows:

Protocol Number	BA058-05-003
Number of Sites:	28
Denmark	3
Estonia	2
Lithuania	1
Romania	1
Poland	6
Czech Republic	3
Brazil	5
Argentina	1
Hong Kong	1
USA	5

(d) The paragraph at the bottom Attachment B to Work Statement NB-1 (Budgets, Fees, Pass-through Costs, and Payment Schedule*) is hereby amended to read in full as follows:

“The pricing specified in this Budget is calculated based upon 2,040 subjects randomized and completed at sites managed by NB, excluding sites in India and the United State of America, and is not subject to any adjustment for the number of patients to be Pre-screened/Advertisement, the screen failure rate after the Patient Informed Consent has been signed, or the drop-out rate. However, this Budget as well as the Bonus Equity Payment Amount under the Amended and Restated Stock Issuance Agreement dated May 16, 2011 shall each be reduced by an amount of €11,941 per subject for any subjects enrolled in India or the United States. Such reduction to be applied in pro rata installments at the time of payment of the Second Monthly Amount and the Third Monthly Amount. Otherwise, all pricing will be adjusted on a pro rata fashion to reflect the actual study activities completed by the study subjects.

For bone biopsies, this pro rata adjustment for biopsies less than or greater than 200 shall be €4,153 for each bone biopsy at sites managed by NB and €2,008 for sites in India and the United State of America.

For obtaining of CT-scans, this pro rata adjustment for CT-scans less than or greater than 300 shall be €610 for each CT-scan at sites managed by NB.

For CT-scans image analysis, this pro rata adjustment for CT-scans less than or greater than 300 shall be €180 for each CT-scan for all sites. In addition, there will be a charge of €4,134 for the first 100 Data Clarification Forms (DCF) and €41 for each additional DCF greater than 100. In addition, there will be a 10 per cent management charge to NB related to obtaining and the analysis of CT-scans greater than 300.

For obtaining QCT-scans, the cost of €176,681 for 534 QCT-scans will be sent as pass-through from Synarc, Inc. through NB and shall be adjusted on a pro-rata basis for less than 534 QCT-scans. A separate amendment agreement will be negotiated for QCT-scan image analysis between Radius and Synarc, Inc. which is not included in the Amendment No. 6.

The following table related to the A6 Services is inserted immediately below the above paragraph in Attachment B to Work Statement NB-1:

New sites:
Brazil (125, 126)
HK (182),
US (216)
Not active sites:
US (215)
Argentina (202)
Brazil (122)
Extra CT scan activity

Sponsor:	RADIUS
Protocol ID; 3 new sites	BA058-05-003
Development Phase:	III
Disease:	Osteoporosis
Site 126: Brazil; Dr. Albergaria	49
Site 125: Brazil; Dr. Borges	12
Site 182: Hong Kong; Dr. Liu Po Lung, Paul	0
Site 216 (US)	21

Number of sites in	3
Expected Date of FPFV:	Q3-2012
Preparation time	3
Expected Length of Recruitment (months):	2
Treatment Duration (months):	19
Close Out (months)	2
Total Study duration (Nordic involvement)	26
Number of Visits per patient	10
Number of patient visits	820

	Responsibility
CRO - Task Description	Radius	Nordic	Total	Remarks

Project Coordination
Project Management		X	26,000

Prepare Study Materials
Informed Consent local version		X	0
Circulate source data and other documents		X	3,000	Site 125, 126, 216

Site Identification & Initiation Visits
Pre-Study feasibility		X	1,500	Site 182, 125, 126
Site Identification		X	1,500	Site 182, 125, 126
Site Selection Visits		X	9,000	Site 182, 125, 126
Site Initiation Visits		X	9,000	Site 125, 126, 216
Prepare site contracts		X	3,000	Site 182, 125, 126
Administration of Site payment (including calcium/D suppl)		X	2,000	Site 125, 126

Study Start-up Activities
Set-up Investigators Study File		X	600	Site 125, 126, 216

Regulatory
Submission to EC and RA; Brazil - 2 sites		X	38,625	Site 125, 126
Submission to EC and RA; Hong Kong		X	5,000	Site 182

Study Drug
Coordinate Drug Shipment to sites	X	X	2,600

Discount			-1,300	For site 202 and 215 not active
IVR training	X

Pharmacovigilance
Extra PV management time		X	7,800
Discount			-2,600	For site 202 and 215 not active

Data Management / EDC
Add sites to EDC System		X	30,000	Site 125, 126, 216
Site Installation & Training for EDC		X	3,000	Site 125, 126, 216
Data Management		X	52,000
Discount			-26,000	For site 202 and 215 not active

Monitoring and site Administration
Extra fee to external CRO (Quintiles)		X	131,331	Site 125, 126 discounted for all site 202 activity
US site 216		X	50,000
Discount			-45,000	For site 215 not active
Site Contact & Administration		X	54,600	Site 125, 126, 216
Discount			-18,200	For site 215 not active
Audits		X	9,000	Site 125, 126, 216

Close-Out
Close-Out Visits		X	9,000	Site 125, 126, 216
Discount			-3,000	For site 215 not active
Final Archiving (to be negotiated separately)			0

Synarc Research Laboratory			99,450	Extra lab kits and project management; shipment as pass through

1.TOTAL (EURO)			425,906

Start-up Cost for the new HK site

Equipment	Cost (HKD)	Remarks
Centrifuge	75,000.00	Eppendoff	1 TOTAL	€425,906.15
ECG	25,000.00	Schiller AG	2 TOTAL	€16,353.00
Refrigerator 4oC	8,000.00	Non-medical	3 TOTAL	€215,016.69
Freezer -18 to -20oC	10,000.00	Non-medical	PASS-THROUGH	€176,680.92
Thermometer (x3)	1,050.00	HKD350 each	TOTAL	€833,956.76
Printer	3,000.00
Internet 10G with emergency phone number	6,000.00	USB HKD400/ month
Balance	2,980.00	Charder MS4900
Standiometer	18,500.00	Holtain
WelchAllyn Connex ProBP Monitor	7,000.00
2. TOTAL	163,530	€16,353.00

CT - Service

QCT up to 300 scans:	$211,304.00	Pass-Through
QCT from 300 to 534:	$15,210.00	Pass-Through
CT up to 300 scans:	$0.00
CT from 300 to 534:	$245,302.20
Additional DCF’s:	$5,300.00
SubTotal (USD)	$250,602.20
Nordic Management Fee 10%	$25,060.22
PASS-THROUGH (QCT)	$226,514.00	€176,680.92

Total	$275,662.42	€215,016.69

(e) The “Payment Schedule” set forth in Attachment B to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to add a new Paragraph (15) immediately following Paragraph (14) of the Payment Schedule, which shall read in full as follows:

“(15) The total purchase price for the A6 Services shall be €833,957 assuming 534 CT and QCT scans are completed under this Amendment No. 6 and shall be paid solely in cash denominated in euros, as follows:

(a)  €326,456 for the net extra site activities

(b) €99,450 for extra lab kits, project management and shipment as a pass through

(c) €16,353 for the start-up costs for the additional Hong Kong site.

(d) €215,017 for obtaining and analysis of the additional CT scans greater than 300 including the NB management fee.

(e) €176,681 for obtaining the additional QCT scans.

Radius shall pay NB €376,968 of these incremental fees within 15 days of the effective date representing (i) €261,165 equal to 80 per cent of the net extra site activities; plus (ii)  the total Hong Kong start-up costs of €16,353; plus (iii) €99,450 for the extra lab kits and project management. Radius shall pay NB for the shipments costs as pass-through costs as incurred. Radius shall pay NB the balance for obtaining and analyzing the additional CT-scans and for obtaining the QCT-scans as well as any additional DCF and shipments costs as pass-through costs as incurred. Radius shall pay the balance of costs for the A6 Services of €65,291 when the study database for the clinical study that is the subject of Work Statement NB-1 is locked and transferred to Radius”

(g)  The “Trial Activities and Delegation of Responsibilities” table set forth in Attachment C to Work Statement NB-1 (Attachment 2 to the Agreement), as amended, shall apply to New Sites managed by NB.

2.  Ratification.  Except to the extent expressly amended by this Amendment No. 6, all of the terms, provisions and conditions of the Agreement and Work Statement NB-1 are hereby ratified and confirmed and shall remain in full force and effect. The term “Work Statement NB-1”, as used in the Agreement, shall henceforth be deemed to be a reference to Work Statement NB-1 as amended by this Amendment No. 6.

3.  General.  This Amendment No. 6 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument

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IN WITNESS WHEREOF the parties have caused this Amendment No.6 to be executed by their respective duly authorized officers, and have duly delivered and executed this Amendment No. 6 under seal as of the Amendment Date.

RADIUS HEALTH, INC.	NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S

/s/ Robert E. Ward	/s/ Jeppe Ragnar Andersen
By: R. E. Ward	By: Jeppe Ragnar Andersen
Title: President & CEO	Title: CEO

Notice Address	Notice Address
Radius Health, Inc.	Nordic Bioscience Clinical Development VII A/S
201 Broadway, 6th Floor	Herlev Hovedgade 207
Cambridge, MA 02139	2730 Herlev
USA	Denmark
Attn: President	Attn: Clinical Trial Leader & Medical Advisor / Clinical Studies
Phone: 01.617.444.1834	Phone: 45.4452.5251
Fax: 01.617.551.4701	Fax: 45.4452.525